Calculation of Filing Fee Tables
S-8
Baker Hughes Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock ($0.0001 par value) to be issued under the Baker Hughes Company 2026 Long-Term Incentive Plan ("2026 LTIP")	Other	9,500,000	$ 64.66	$ 614,270,000.00	0.0001381	$ 84,830.69
2	Equity	Class A Common Stock ($0.0001 par value) to be issued under the Second Amended and Restated Baker Hughes Company Employee Stock Purchase Plan (the "ESPP")	Other	9,500,000	$ 64.66	$ 614,270,000.00	0.0001381	$ 84,830.69
Total Offering Amounts:						$ 1,228,540,000.00		$ 169,661.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 169,661.38
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Class A common stock ($0.0001 par value) ("Common Stock") of Baker Hughes Company (the "Registrant") that may become issuable under the Baker Hughes Company 2021 Long-Term Incentive Plan (the "2021 LTIP") and the Amended and Restated Baker Hughes Company Employee Stock Purchase Plan (the "2021 ESPP") in accordance with any adjustment and anti-dilution provisions therein. (2) Pursuant to SEC Securities Act Forms Corporation Finance Interpretation 126.43, the Amount(s) to be Registered do not include approximately 15,261,412 shares issuable under the 2026 LTIP and 4,908,532 shares issuable under the ESPP that were originally registered on the Registration Statement on Form S-8 (File No. 333-256119) for issuance under the 2021 LTIP and the 2021 ESPP, respectively. Such shares will hereafter be issued pursuant to, and governed by the terms of, the 2026 LTIP and the ESPP, as applicable. The filing fee for the registration of the offer of shares of Common Stock under the 2021 LTIP and 2021 ESPP was paid in full upon the filing of the Registration Statement on Form S-8 (File No. 333-256119). (3) The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the offering price and registration fee are based on a price of $64.66 per share, which price is an average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on May 12, 2026. (4) The Amount of the Registration Fee is rounded up to the nearest penny.

[2]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources